UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Cheetah Net Supply Chain Service Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 740-7799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on February 3, 2026, the board of directors (the “Board”) of Cheetah Net Supply Chain Service Inc., a Delaware corporation (the “Company”), approved and adopted one or more potential amendments (the “Proposed Amendments”) to the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to effect one or more reverse stock splits of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), consisting of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and Class B common stock, par value $0.0001 per share (“Class B Common Stock”), at such ratio or ratios as shall be determined by the Board in its sole discretion, provided that the aggregate ratio of all such reverse stock splits shall not exceed 1-for-500, to be effected at such time or times within 12 months following the approval of the Company’s stockholders. On February 3, 2026, FAIRVIEW EASTERN INTERNATIONAL HOLDINGS LIMITED and Huan Liu, collectively holding shares of Class B Common Stock representing approximately 79.16% of the voting power of the issued and outstanding capital stock of the Company as of that date, approved and adopted the Proposed Amendments and the reverse stock splits through a written consent in lieu of a special meeting of stockholders. Such corporate actions became effective on March 10, 2026, which was 20 calendar days after the Company mailed the definitive information statement on Schedule 14C filed with the U.S. Securities and Exchange Commission on February 13, 2026.

Following the approval of the Company’s stockholders, on March 23, 2026, the Board approved a reverse stock split (the “Reverse Stock Split”) of the Common Stock at a ratio of 1-for-200 (the “Reverse Stock Split Ratio”). To implement the Reverse Stock Split, the Company filed its Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware on March 24, 2026. The Reverse Stock Split took effect at 8:00 a.m., Eastern Time, on April 20, 2026 (the “Effective Time”).

At the Effective Time, every 200 shares of Common Stock outstanding were automatically combined into one new share of Common Stock. No fractional shares were issued in connection with the Reverse Stock Split; any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share. The par value per share of the Common Stock remained unchanged. As a result of the Reverse Stock Split, the Company’s issued and outstanding Class A Common Stock was reduced from 391,177,712 shares to 1,955,889 shares, and the Company’s issued and outstanding Class B Common Stock was reduced from 690,875 shares to 3,455 shares. The Class A Common Stock of the Company is expected to begin trading on a split-adjusted basis on April 29, 2026, at which time the Class A Common Stock will be assigned a new CUSIP number (16307X301).

Additionally, at the Effective Time, proportionate adjustments were made to the Company’s Amended and Restated 2024 Stock Incentive Plan based on the Reverse Stock Split Ratio, including adjustments to the number of shares available for awards and the exercise price of outstanding awards.

The foregoing description of the Reverse Stock Split does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s Certificate of Amendment to the Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

As of April 23, 2026, following the sale of 355,000,000 shares of Class A Common Stock, par value $0.0001 per share, in “at-the-market” transactions under the previously disclosed Sales Agreement dated March 31, 2026 with AC Sunshine Securities LLC, the Company had 391,177,712 shares of Class A Common Stock issued and outstanding, on a pre-split basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cheetah Net Supply Chain Service Inc.

Date: April 24, 2026	By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)